UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 27, 2010

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership.

As previously disclosed, on November 10, 2009, NutraCea (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”), in the proceeding titled In re:  NutraCea., Case No. 2:09-bk-28817-CGC.   None of NutraCea’s subsidiaries were included in the bankruptcy filing.  On June 24, 2010, the Company and its Official Unsecured Creditors Committee filed with the Bankruptcy Court a proposed plan of reorganization which was subsequently amended on August 10, 2010 (the “First Amended Plan”) and related disclosure statement (the “Disclosure Statement”) in accordance with the Bankruptcy Code.

On October 27, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”)   confirming the First Amended Plan.  The Disclosure Statement was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on June 24, 2010.  A copy of the Confirmation Order, the First Amended Plan as confirmed and the second amended Exhibit 1 to the First Amended Plan are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively and are incorporated herein by reference.  The deadline to appeal from the Confirmation Order is November 10, 2010. There were no objections to confirmation of the First Amended Plan.  The First Amended Plan provides that it will become effective on November 30, 2010, or such earlier date as may be designated by the Company and the Committee.

The following is a summary of the material terms of the First Amended Plan, as confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the First Amended Plan.  Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings set forth in the First Amended Plan.

The First Amended Plan classifies claims and equity interests in various classes, and sets forth the treatment afforded to each class as follows:

•
Unclassified Claims - Allowed Administrative Claims.  Each holder of an Allowed Administrative Claim shall be paid in cash in full upon the effective date of the First Amended Plan, or as soon thereafter as is reasonably practical, unless such holder agrees in writing to other treatment or the amount of such claim is not due on the effective date, in which case it will be paid when it is due.

•
Class 1 (Priority Claims):  Each holder of an Allowed Claim entitled to priority under Section 507 of the Bankruptcy Code, other than the priority tax claims classified in Class 2, will be paid in cash in full on the effective date, or as soon thereafter as is reasonably practical.  Class 1 is unimpaired under the First Amended Plan.

•
Class 2 (Priority Tax Claims):  Each holder of a Priority Tax Claim will be paid in equal monthly payments determined by amortizing the principal and interest owing on each such claim over a period of four years following the effective date, provided that the final payment must be made no later than five years after the Petition Date.  Class 2 is unimpaired under the First Amended Plan.

•
Class 3 (Wells Fargo Secured Claim):  The amounts owing to Wells Fargo under the DIP Credit Facility will be paid in accordance with the terms of the DIP Credit Facility.  Wells Fargo will retain its liens and security interests until all amounts owing under the DIP Credit Facility are paid in full and will be entitled to enforce all of its rights and remedies in the event of any default thereunder, subject to any applicable notice and grace periods.  Class 3 is unimpaired under the First Amended Plan.

•
Class 4 (Dell Computer Secured Claim):  Dell Computer will be paid the amount of its Allowed Secured Claim in equal monthly installments determined by amortizing the amount of such Allowed Secured Claim over a period of two years, starting on the first day of the first full calendar month following the effective date.  Dell Computer will retain its security interest until its Allowed Secured Claim is paid in full.  Class 4 is impaired under the First Amended Plan.

•
Class 5 (Administrative Convenience Claims).  Each holder of an Allowed Unsecured Claim of $5,000 or less who did not elect to be treated as a holder of an Allowed Class Six claim will receive payment of 75% of the Allowed amount of its Claim on the effective date in full satisfaction of its claim.  Class 5 is impaired under the First Amended Plan.

•
Class 6 (General Unsecured Claims).  Each holder of an Allowed Unsecured Claim will be paid in full, together with interest from the Petition Date to the Effective Date at the Federal Judgment Rate as of the effective date (currently .38%) and from the effective date until paid at 8.25%.  The payment obligation will be secured by a lien on all of the Company’s assets.  Payments will be made in accordance with Article V of the Plan.  Class 6 is impaired under the First Amended Plan.

•
Class 7 (Penalty Claims).  Each holder of an Allowed Claim for a fine, penalty, forfeiture, multiple damages, punitive damages, or exemplary damages not meant to compensate the claimant for actual pecuniary loss will be paid in full over a period of not more than five years after the effective date, with interest on the Allowed principal amount of such claim at the Prime Rate from the latter of the effective date or the date upon which such claim is assessed, until paid. No payments will be made to holders of Class 7 Claims until Class 6 Claims have been paid in full.  Class 7 is impaired under the First Amended Plan.

•
Class 8(a) (Parties to Settlement of Class Action Litigation).  The rights of all holders of Allowed Class 8(a) Claims will be controlled by the settlement agreement in the Class Action Litigation if and when it is approved on a final basis by the District Court.  If the settlement is not approved on a final basis, Class 8(a) will be deemed deleted from the First Amended Plan and all Class 8(a) Claimants will be deemed transferred to Class 8(b).  Class 8(a) is unimpaired under the First Amended Plan.  The settlement was approved by order of the District Court entered on October 4, 2010.  The appeal period will expire on November 3, 2010.

•
Class 8(b) (All other Allowed Securities Claims).  All Allowed Class 8(b) Claims will be subordinated to the level of Class 9 common stock.  Holders of Allowed Class 8(b) Claims will receive distributions on account of such claims at such times as dividends are paid to the holders of common stock.  Class 8(b) is unimpaired under the First Amended Plan.

•	Class 9 (Shareholders). All Shareholders will retain their shares. Class 9 is unimpaired under the First Amended Plan.

Immediately prior to the confirmation of the First Amended Plan, NutraCea had approximately 193 million shares of its common stock issued and outstanding.

The Company estimates that consolidated unaudited total assets and total liabilities were approximately $64 million and $27 million, respectively, as of June 30, 2010.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Confirmation Order

2.2	First Amended Plan of Reorganization

2.3	Second Amendment to Exhibit 1 to First Amended Plan of Reorganization

99.1	Press Release dated November 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: November 2, 2010	By:	/s/ Jerry Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)